Exhibit 10.16
AMENDMENT NO. 1
TO
CHART INDUSTRIES, INC.
2005 STOCK INCENTIVE PLAN
This AMENDMENT NO. 1 TO CHART INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN (“Amendment”) is made and executed by Chart Industries, Inc. (the “Company”), as of the 23rd day of March, 2006.
RECITALS:
          WHEREAS, the Board of Directors of the Company (the “Board of Directors”) approved and adopted the Chart Industries, Inc. 2005 Stock Incentive Plan (the “Plan”) on November 23, 2005;
          WHEREAS, Section 3 of the Plan provides that the total number of shares of common stock of the Company (the “Shares”) which may be issued under the Plan is 225,157;
          WHEREAS, Section 15 of the Plan provides that the Board of Directors may, with the approval of the shareholders of the Company, amend the Plan to increase the total number of Shares reserved for the purposes of the Plan; and
          WHEREAS, the Board and FR X Chart Holdings LLC, the sole stockholder of the Company, have authorized and approved the amendment of the Plan as hereinbefore described.
          NOW, THEREFORE, the Plan shall hereby be amended, as follows:
          1. Section 3 of the Plan shall be deleted in its entirety, and the following shall be substituted therefor:
          “3. Shares Subject to the Plan
          The total number of Shares which may be issued under the Plan is 245,157, which total is reserved for issuance to employees of the Company or its Affiliates. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards or portions of Awards which terminate or lapse without issuance of Shares may be granted again under the Plan.”
          2. No other term or provision of the Plan is amended hereby and all such other terms and provisions of the Plan remain in full force and effect.

     IN WITNESS WHEREOF, Chart Industries, Inc., by its duly authorized officer, has caused this Amendment No. 1 to Chart Industries, Inc. 2005 Stock Incentive Plan to be executed as of the day and year first written above.

CHART INDUSTRIES, INC.

By:	/s/ Michael F. Biehl

Its:	Chief Financial Officer and Treasurer